UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 2, 2004


                                 BGR Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                       333-72392                 98-0353403
(State of Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)            Identification No.)


         7263 E. San Alfredo
         Scottsdale, Arizona                                       85258
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4014


                              Cortex Systems, Inc.
                         777 Royal Oak Drive, Suite 310
                           Victoria, British Columbia
                                 Canada V8X 5K2
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

OPERATING AGREEMENT

     On or about February 2, 2004, BGR Corporation (the "BGR" or the "Company"), entered into an Operating Agreement with AZTECA Wrap Foods, LLC ("AZTECA"), which is the owner and operator of KoKopelli's Mexican Grill. KoKopelli's is a fast casual Mexican restaurant specializing in made-to-order burritos, tacos and other Mexican favorites.

     The KoKopelli's concept was brought to BGR Corporation by American Restaurant Development Corporation ("ARDC"). As per the Operating Agreement, BGR Corporation will establish a new company that is equally controlled by both BRG and AZTECA, as well as provide the monies needed to start the immediate sale of franchises through ARDC. AZTECA will provide exclusive rights of the "KoKopelli" name, trade marks, trade dress, operating system and recipes to the newly formed company.

ITEM 7. EXHIBITS

     Exhibit 10. Operating Agreement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Signature                        Title                        Date
       ---------                        -----                        ----


/s/ Jerry Brown                       President                 February 4, 2004
---------------------------
Jerry Brown